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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2003 relating to the financial statements and financial statement schedule of Dreyer's Grand Ice Cream, Inc., which appears in Dreyer's Grand Ice Cream, Inc.'s Annual Report on Form 10-K for the year ended December 28, 2002.

We also consent to the incorporation by reference in this Registration Statement of our report dated May 9, 2003 relating to the financial statements, which appears in the Annual Report of the Dreyer's Grand Ice Cream, Inc. Savings Plan on Form 11-K for the year ended December 31, 2002.

/s/ PRICEWATERHOUSECOOPERS LLP


San Francisco, California

June 26, 2003